GREENLIGHT RE ANNOUNCES
SECOND QUARTER 2023 FINANCIAL RESULTS

Gross premiums written increased 15.0%
Net income of $49.9 million ($1.32 per diluted ordinary share)
Fully diluted book value per share increased 9.9% to $16.21

GRAND CAYMAN, Cayman Islands – August 2, 2023 – Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights (all comparisons are to second quarter 2022 unless noted otherwise):

•Gross premiums written increased 15.0% to $154.9 million;
•Net premiums earned increased 27.0% to $139.9 million;
•Underwriting income of $5.4 million compared to an underwriting income of $9.3 million;
•Net income of $49.9 million, or $1.32 per diluted ordinary share compared to a net income of $14.8 million, or $0.37 per diluted ordinary share;
•Combined ratio of 96.2%, compared to a combined ratio of 91.6%;
•Total investment income of $42.2 million, compared to total investment income of $17.2 million; and
•Fully diluted book value per share increased $1.46, or 9.9%, to $16.21, compared to $14.75 on March 31, 2023.

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “Book value growth of 9.9% in the second quarter was very strong, and it is a demonstration of our multi-faceted strategy to build shareholder value. I’m pleased with the positioning of the underwriting book in favorable market conditions, although the combined ratio of 96.2% was impacted by 7.3 points from an unusually active quarter of severe storms in the U.S.”

David Einhorn, Chairman of the Board of Directors, said, “We had good results in the second quarter despite unusually bad weather in the U.S. The Solasglas fund generated a solid 10.9% return for the quarter, as gains in Green Brick Partners more than compensated for the return of a challenging environment for value investment strategies.”

Second Quarter 2023 Results

Gross premiums written in the second quarter of 2023 were $154.9 million, compared to $134.8 million in the second quarter of 2022. The $20.2 million increase, or 15.0%, relates primarily to new opportunities and improved pricing on property and general liability business, as well as several new specialty contracts bound during the quarter.

The Company recognized net underwriting income of $5.4 million in the second quarter of 2023. By comparison, the equivalent period in 2022 reported net underwriting income of $9.3 million. The combined ratio for the second quarter of 2023 was 96.2%, compared to 91.6% for the equivalent period in 2022. The current period combined ratio included $10.2 million, or 7.3 percentage points, of losses related to catastrophe events primarily relating to the U.S. severe storms that occurred during the second quarter of 2023. The storm losses stemmed from a homeowners’ insurance program.

The following table summarizes the components of our combined ratio.

Underwriting ratios	Second Quarter 2023	Second Quarter 2022
Loss ratio - current year	63.4%	57.8%
Loss ratio - prior year	1.3%	(2.6)%
Loss ratio	64.7%	55.2%
Acquisition cost ratio	27.4%	33.0%
Composite ratio	92.1%	88.2%
Underwriting expense ratio	4.1%	3.4%
Combined ratio	96.2%	91.6%
The Company’s total investment income during the second quarter of 2023 was $42.2 million. The Company’s investment in the Solasglas fund, managed by DME Advisors, returned 10.9%, representing net income of $32.8 million. The Company reported $9.4 million of other investment income, primarily from interest earned on its restricted cash and cash equivalents.

The Company reported other non-underwriting income of $7.6 million during the second quarter of 2023, due primarily to investment income on the funds withheld by the Lloyd’s syndicates and foreign exchange gains driven by the strengthening of the pound sterling.

The net income of $49.9 million contributed to the 9.9% increase in fully diluted book value per share which increased to $16.21 per share at June 30, 2023.

Greenlight Capital Re, Ltd. Second Quarter 2023 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Thursday, August 3, 2023, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-877-407-9753
International            1-201-493-6739

The conference call can also be accessed via webcast at:
https://event.webcasts.com/starthere.jsp?ei=1623319&tp_key=eae48bf681

A telephone replay will be available following the call through August 8, 2023.  The replay of the call may be accessed by dialing 1-877-660-6853 (U.S. toll free) or 1-201-612-7415 (international), access code 13739761. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.
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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic book value per share, fully diluted book value per share, and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include the fluctuation of our results of operations from period to period; the impact of general economic, capital and credit market conditions, including banking sector instability, financial market illiquidity and fluctuations in interest rates, equity securities' prices and/or foreign currency exchange rates; a downgrade or withdrawal of our A.M. Best ratings; any suspension or revocation of any of our licenses; the performance of Solasglas Investments, LP; the carry values of our investments made under our Greenlight Re Innovations pillar may differ significantly from those that would be used if we carried these investments at fair value; our level of debt and its adverse impact on our liquidity; impact of United States federal income taxes and legal uncertainties and other factors described in our most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as to the date of this release, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.

Investor Relations Contact
Karin Daly
Vice President, The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2023	December 31, 2022
Assets
Investments
Investment in related party investment fund	$216,845	$178,197
Other investments	68,670	70,279
Total investments	285,515	248,476
Cash and cash equivalents	55,597	38,238
Restricted cash and cash equivalents	627,734	668,310
Reinsurance balances receivable (net of allowance for expected credit losses)	616,727	505,555
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	21,555	13,239
Deferred acquisition costs	83,017	82,391
Unearned premiums ceded	19,227	18,153
Other assets	6,293	6,019
Total assets	$1,715,665	$1,580,381
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$621,101	$555,468
Unearned premium reserves	338,054	307,820
Reinsurance balances payable	109,534	105,135
Funds withheld	15,605	21,907
Other liabilities	7,125	6,397
Convertible senior notes payable	63,125	80,534
Total liabilities	1,154,544	1,077,261
Shareholders' equity
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 29,017,298 (2022: 28,569,346): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2022: 6,254,715))	$3,527	$3,482
Additional paid-in capital	480,648	478,439
Retained earnings	76,946	21,199
Total shareholders' equity	561,121	503,120
Total liabilities and equity	$1,715,665	$1,580,381

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(UNAUDITED)

(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended June 30		Six months ended June 30
	2023	2022	2023	2022
Underwriting revenue
Gross premiums written	$154,943	$134,780	$341,398	$280,666
Gross premiums ceded	(9,739)	(7,163)	(20,951)	(13,172)
Net premiums written	145,204	127,617	320,447	267,494
Change in net unearned premium reserves	(5,261)	(17,398)	(37,855)	(31,350)
Net premiums earned	$139,943	$110,219	$282,592	$236,144
Underwriting related expenses
Net loss and loss adjustment expenses incurred
Current year	$88,740	$63,706	$173,428	$158,788
Prior year	1,764	(2,883)	13,801	(558)
Net loss and loss adjustment expenses incurred	90,504	60,823	187,229	158,230
Acquisition costs	38,293	36,335	79,769	69,280
Underwriting expenses	5,468	3,528	9,407	6,749
Deposit interest expense	235	191	367	225
Net underwriting income (loss)	$5,443	$9,342	$5,820	$1,660

Income (loss) from investment in related party investment fund	$32,782	$11,876	$29,644	$15,953
Net investment income (loss)	9,369	5,280	17,747	8,940
Total investment income (loss)	$42,151	$17,156	$47,391	$24,893
Net underwriting and investment income (loss)	$47,594	$26,498	$53,211	$26,553

Corporate expenses	$4,557	$4,578	$10,554	$8,589
Other (income) expense, net	(7,595)	5,957	(14,692)	6,590
Interest expense	744	1,166	1,520	2,320
Income tax expense (benefit)	28	9	82	(7)
Net income (loss)	$49,860	$14,788	$55,747	$9,061

Earnings (loss) per share (Class A and Class B)
Basic	$1.46	$0.44	$1.64	$0.27
Diluted	$1.32	$0.37	$1.49	$0.23

The following tables present the Company’s net premiums earned and underwriting ratios by line of business:

	Three months ended June 30				Three months ended June 30
	2023				2022
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	$20,749	$81,446	$37,748	$139,943	$12,166	$67,546	$30,507	$110,219
Underwriting ratios
Loss ratio	103.1%	60.9%	51.6%	64.7%	47.6%	64.6%	37.4%	55.2%
Acquisition cost ratio	19.1	30.5	25.1	27.4	25.0	28.2	46.6	33.0
Composite ratio	122.2%	91.4%	76.7%	92.1%	72.6%	92.8%	84.0%	88.2%
Underwriting expense ratio				4.1				3.4
Combined ratio				96.2%				91.6%

	Six months ended June 30				Six months ended June 30
	2023				2022
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	$39,492	$165,561	$77,539	$282,592	$26,656	$148,774	$60,714	$236,144
Underwriting ratios
Loss ratio	98.6%	66.8%	48.6%	66.3%	58.2%	66.5%	72.0%	67.0%
Acquisition cost ratio	19.1	30.5	28.1	28.2	23.9	27.1	37.2	29.3
Composite ratio	117.7%	97.3%	76.7%	94.5%	82.1%	93.6%	109.2%	96.3%
Underwriting expense ratio				3.5				3.0
Combined ratio				98.0%				99.3%

GREENLIGHT CAPITAL RE, LTD.
KEY FINANCIAL MEASURES AND NON-GAAP MEASURES

Management uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.

The non-GAAP financial measures used in this report are:
•Basic book value per share and fully diluted book value per share; and
•Net underwriting income (loss)

These non-GAAP financial measures are described below.

Basic Book Value Per Share and Fully Diluted Book Value Per Share

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Basic book value per share and fully diluted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

We calculate basic book value per share as (a) ending shareholders' equity, divided by (b) aggregate of Class A and Class B ordinary shares issued and outstanding, including all unvested service-based restricted shares, and the earned portion of performance-based restricted shares granted after December 31, 2021. We exclude shares potentially issuable in connection with convertible notes if the conversion price exceeds the share price. We repaid all outstanding convertible notes on August 1, 2023 without issuing any shares.

Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options, unvested service-based RSUs, and the earned portion of unvested performance-based RSUs granted. Fully diluted book value per share also includes the dilutive effect, if any, of ordinary shares expected to be issued upon settlement of the convertible notes.

Our primary financial goal is to increase fully diluted book value per share over the long term. We use fully diluted book value per share as a financial measure in our annual incentive compensation.

The following table presents a reconciliation of the non-GAAP financial measures basic and fully diluted book value per share to the most comparable U.S. GAAP measure:

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	($ in thousands, except per share and share amounts)
Numerator for basic and fully diluted book value per share:
Total equity (U.S. GAAP) (numerator for basic and fully diluted book value per share)	$561,121	$510,041	$503,120	$466,952	$484,293
Denominator for basic and fully diluted book value per share: (1)
Ordinary shares issued and outstanding as presented in the Company’s consolidated balance sheets	35,272,013	35,262,678	34,824,061	34,824,061	34,721,231
Less: Unearned performance-based restricted shares granted after December 31, 2021	(820,156)	(851,828)	(516,489)	(539,161)	(560,927)
Denominator for basic book value per share	34,451,857	34,410,850	34,307,572	34,284,900	34,160,304
Add: In-the-money stock options, service-based RSUs granted, and earned performance-based RSUs granted	164,116	157,431	187,750	183,790	179,988
Denominator for fully diluted book value per share	34,615,973	34,568,281	34,495,322	34,468,690	34,340,292
Basic book value per share	$16.29	$14.82	$14.66	$13.62	$14.18
Increase (decrease) in basic book value per share ($)	$1.47	$0.16	$1.04	$(0.56)	$0.46
Increase (decrease) in basic book value per share (%)	9.9%	1.1%	7.6%	(3.9)%	3.4%

Fully diluted book value per share	$16.21	$14.75	$14.59	$13.55	$14.10
Increase (decrease) in fully diluted book value per share ($)	$1.46	$0.16	$1.04	$(0.55)	$0.45
Increase (decrease) in fully diluted book value per share (%)	9.9%	1.1%	7.7%	(3.9)%	3.3%

(1) For periods prior to January 1, 2022, all unvested restricted shares are included in the “basic” and “fully diluted” denominators. Restricted shares with performance-based vesting conditions granted after December 31, 2021, are included in the “basic” and “fully diluted” denominators to the extent that the Company has recognized the corresponding share-based compensation expense. At June 30, 2023, the aggregate number of unearned restricted shares with performance conditions not included in the “basic” and “fully diluted” denominators was 982,645 (March 31, 2023: 1,014,317, December 31, 2022: 709,638, September 30, 2022: 732,310, June 30, 2022: 754,076).

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is by measuring net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned less net loss and loss adjustment expenses, acquisition costs, underwriting expenses, and deposit interest expense. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses, and Lloyd’s interest income and expense; (3) corporate general and administrative expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, and Lloyd’s interest income or expense as we believe these items are influenced by market conditions and other factors unrelated to underwriting decisions. Additionally, we exclude corporate and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended June 30		Six months ended June 30
	2023	2022	2023	2022
	($ in thousands)
Income (loss) before income tax	$49,888	$14,797	$55,829	$9,054
Add (subtract):
Total investment (income) loss	(42,151)	(17,156)	(47,391)	(24,893)
Other non-underwriting (income) expense	(7,595)	5,957	(14,692)	6,590
Corporate expenses	4,557	4,578	10,554	8,589
Interest expense	744	1,166	1,520	2,320
Net underwriting income (loss)	$5,443	$9,342	$5,820	$1,660